EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: April 3, 2009





/s/ Tom Sabourin
-------------------------
Tom Sabourin
Vice President

                         FORM 4 JOINT FILER INFORMATION



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: April 3, 2009






/s/  John Paul Sabourin
-------------------------
John Paul Sabourin